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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 2, 1998




                                 CMP MEDIA INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                       0-22789                11-2240940
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)

           600 COMMUNITY DRIVE
           MANHASSET, NEW YORK                                     11030
(Address of principal executive offices)                         (Zip code)

                                 (516) 562-5000
              (Registrant's telephone number, including area code)
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                                 CMP MEDIA INC.

                                      INDEX



ITEM 5.  OTHER EVENTS .......................................................1-2

SIGNATURE .....................................................................3



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ITEM 5.  OTHER EVENTS.


On September 2, 1998, CMP Media Inc. issued the following press release:


CMP MEDIA INC. COMMENTS ON EXPECTED THIRD QUARTER 1998 RESULTS

Manhasset, NY -- CMP MEDIA INC. (NASDAQ: CMPX) today announced that based on currently available information, it expects to report revenues for the quarter ending September 30, 1998, in the range of $116 million to $120 million. Operating income for the third quarter is expected to be in the range of $1.0 million to $1.5 million, and net income in the range of $200,000 to $500,000, or $0.01 to $0.02 per share.

CMP President and CEO Michael S. Leeds said, "The widespread slowdown in sales-growth rates among technology companies, as well as uncertainty about the continuing instability in Asia and other foreign markets, has resulted in reductions in technology advertising and marketing budgets and a heightened sensitivity to page rates.

"Inevitably, these factors are affecting our financial results," Leeds said. "Even in this softening ad-page market, however, CMP has retained its ad-page market-share lead with 23.8% of all technology ad pages and has extended its lead over the number two technology publisher,"* he said.

CMP reported revenues of $235.2 million for the first half of 1998 compared to $226.9 million for the first half of 1997. Net income for the first six months was $4.5 million, or $0.19 per share, compared to pro forma net income of $4.2 million, or $0.19 per share, for the same period in 1997.

In connection with its initial public offering of 5,485,000 shares of Class A Common Stock on July 25, 1997, the company terminated its S corporation election and converted to C corporation status. Pro forma net income and pro forma net income per share for 1997 are presented as if the company had been a C corporation prior to January 1, 1997.

CMP Media Inc. (Nasdaq: CMPX) is a leading high-tech media company providing essential information and marketing services to the broad technology spectrum -- the builders, sellers and users of technology worldwide. With its portfolio of newspapers, magazines, custom publishing, Internet products and conferences, CMP is uniquely positioned to offer marketers comprehensive, integrated solutions tailored to meet their individual needs. Online editions of the company's print publications, along with products and services created exclusively for the Internet, can be found on CMPnet at http://www.CMPnet.com. NSTL, the company's independent testing lab, serves government, corporate and technology clients around the world.

This release contains forward-looking statements that are subject to risks and uncertainties. CMP's actual results could differ materially from those discussed in such forward-looking statements, due to various factors which are outside CMP's control. Factors that could affect performance include changes in demand for



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technology advertising, delays in new product introductions by advertisers, economic instability in Asian and other foreign markets and the failure of advertisers to adopt new products and services offered by CMP. For a more detailed discussion of these factors and others, see CMP's Securities and Exchange Commission filings.

*TAP, The Auditor, IMS, Toronto, Canada




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                                   SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             CMP MEDIA INC.


September 4, 1998            By:       /s/ Joseph E. Sichler
                                      ----------------------
                                      Joseph E. Sichler
                                      Vice President and Chief Financial Officer
                                       (Principal Accounting Officer)



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